Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: May 23, 2011

S.A.C. CAPITAL ADVISORS, L.P.
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

S.A.C. CAPITAL ADVISORS, INC.
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

S.A.C. CAPITAL ASSOCIATES, LLC
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

CR INTRINSIC INVESTORS, LLC
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person

STEVEN A. COHEN
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Person